Exhibit 10.25

RESTRICTED COMMON STOCK AGREEMENT
FOR ISSUANCES UNDER THE
STR HOLDINGS, INC. 2009 EQUITY INCENTIVE PLAN

RESTRICTED COMMON STOCK AGREEMENT (this “Agreement”) made as of [                              ] (the “Grant Date”), by and between STR Holdings, Inc., a Delaware corporation (the “Company”), and [                    ] (the “Participant”).

WHEREAS, the Company adopted the 2009 Equity Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made part of this Agreement.  Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan;

WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of the Company has determined that it would be in the best interest of the Company and its stockholders to grant the restricted stock provided for herein to the Participant pursuant to the Plan and the terms set forth herein; and

WHEREAS, in consideration of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged.

NOW, THEREFORE, the parties hereto agree as follows:

1.                                       Restricted Shares.  Subject to the terms and conditions of this Agreement and the Plan, the Company hereby issues to the Participant [        ] shares of Common Stock (the “Restricted Shares”), which shall vest and become nonforfeitable in accordance with Section 3.

2.                                       Certificates.  Certificates representing the Restricted Shares shall be issued by the Company and shall be registered in the name of the Participant on the stock transfer books of the Company promptly following execution of this Agreement by the Participant, but shall remain in the physical custody of the Company or its designee at all times prior to the vesting of such Restricted Shares pursuant to Section 3. As a condition to the receipt of this Agreement, the Participant shall deliver to the Company a stock power, duly endorsed in blank, relating to the Restricted Shares.

3.                                       Vesting of Shares.

(a)                                  Vesting Schedule.  Subject to the Participant’s continued Service on each vesting date, the Restricted Shares shall vest in [        ] equal installments on each of the first [        ] yearly anniversaries of the Grant Date.

(b)                                 Acceleration upon Change of Control.  Upon the occurrence of a Change of Control, all then-unvested Restricted Shares shall immediately vest in full, so long as the Participant’s Service has not been terminated before the date of the consummation of the Change of Control.

(c)                                  Acceleration upon Non-Election.  If the Participant is a member of the Board of Directors of the Company and fails to be re-elected to the Board following his or her nomination by the Board for re-election, then all then-unvested Restricted Shares shall immediately vest in full.

(d)                                 Forfeiture.  If the Participant’s Service is terminated for any reason, other than as set forth in Section 3(c) hereof, the Restricted Shares, to the extent not then vested, shall be forfeited by the Participant without consideration.

4.                                       No Right to Continued Service.  The granting of the Restricted Shares evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the Service of such Participant.

5.                                       Securities Laws/Legends on Certificates.  The issuance and delivery of the Restricted Shares shall comply with all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. If the Company deems it necessary to ensure that the issuance of securities under the Plan is not required to be registered under any applicable securities laws, each Participant to whom such security would be issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may deem necessary which satisfies such requirements. The certificates representing the Restricted Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6.                                       Transferability.  The Restricted Shares may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Restricted Shares to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

7.                                       Adjustment of Restricted Shares.  Adjustments to the Restricted Shares shall be made in accordance with the terms of the Plan.

8.                                       Withholding.  The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Restricted Shares, their grant, vesting or otherwise and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

9.                                       Notices.  Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid.  A notice shall be addressed to the Company, Attention: Secretary, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

10.                                 Entire Agreement.  This Agreement and the Plan shall constitute the entire contract between the parties hereto with regard to the subject matter hereof.  They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

11.                                 Waiver.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

12.                                 Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

13.                                 Choice of Law; Jurisdiction; Waiver of Jury Trial.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS.

SUBJECT TO THE TERMS OF THIS AGREEMENT, THE PARTIES AGREE THAT ANY AND ALL ACTIONS ARISING UNDER OR IN RESPECT OF THIS AGREEMENT SHALL BE LITIGATED IN THE FEDERAL OR STATE COURTS IN DELAWARE.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR ITSELF, HIMSELF, OR HERSELF AND IN RESPECT OF ITS, HIS OR HER PROPERTY WITH RESPECT TO SUCH ACTION.  EACH PARTY AGREES THAT VENUE WOULD BE PROPER IN ANY OF SUCH COURTS, AND HEREBY WAIVES ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

14.                                 Restricted Shares Subject to Plan.  By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Restricted Shares are subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference (subject to the limitation set forth in Section 15 hereof). In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. The Participant has had the opportunity to retain counsel, and has read carefully, and understands, the provisions of the Plan and this Agreement.

15.                                 Amendment.  The Committee may amend or alter this Agreement and the Restricted Shares granted hereunder at any time; provided that, subject to Articles 11, 12 and 13 of the Plan, no such amendment or alteration shall be made without the consent of the

Participant if such action would materially diminish any of the rights of the Participant under this Agreement or with respect to the Restricted Shares.

16.                                 Section 83(b) Election. In the event the Participant determines to make an election with the Internal Revenue Service (the “IRS”) under Section 83(b) of the Code and the regulations promulgated thereunder (the “83(b) Election”), the Participant shall provide a copy of such form to the Company promptly following its filing, which is required under current law to be filed with the IRS no later than thirty (30) days after the Grant Date of the Restricted Shares. The Participant is advised to consult with his or her own tax advisors regarding the purchase and holding of the Restricted Shares, and the Company shall bear no liability for any consequence of the Participant making an 83(b) Election or failing to make an 83(b) Election.

17.                                 Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

18.                                 Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Common Stock Agreement as of the date first written above.

STR HOLDINGS, INC.

By:
Name:
Title

PARTICIPANT